Exhibit 99.1

Iron Age Corporation and Iron Age Holdings Corporation Report Second Quarter Results.

Pittsburgh, PA September 9, 2003 – Iron Age Corporation, a specialty distributor of work and safety footwear, and its parent company, Iron Age Holdings Corporation (collectively the “Company”), reported second quarter results for the period ended July 26, 2003.

Net sales for the three months ended July 26, 2003 (“second quarter 2004”) were $23.7 million compared to $23.8 million for the comparable three month period ended July 27, 2002 (“second quarter 2003”), a decrease of $0.1 million, or 0.4%. The decrease in net sales was primarily attributable to (a) a decrease in the Company’s domestic retail business line (retail stores and shoemobiles) of $0.2 million, or 1.1%, related to the general condition of the economy and (b) a decrease of $0.3 million related to the loss of a large customer order that occurred in second quarter 2003 and did not reoccur in second quarter 2004. The decrease in net sales was partially offset by an increase of $0.3 million, or 23.1%, in the Company’s Canadian retail business line, from customers who purchase from the Company’s retail stores and shoemobiles, reflecting an improvement in the Canadian market for the Company’s products and an improvement in exchange rates.

Net loss for the Company for second quarter 2004 was a loss of $4.9 million compared to a net loss of $2.2 million for second quarter 2003. Net loss for second quarter 2004 was primarily related to (a) the decrease in net sales as previously discussed and the related decrease in gross profit of $0.2 million, (b) the increase in selling, general and administrative expenses of $0.9 million. The increase in selling, general and administrative expenses was primarily related to the effect of increases in professional fees relating to legal, accounting and consulting services, including $0.6 million associated with the Company’s debt restructuring plan, and employee related cost increases, including salaries and wages, (c) an increase in interest expense of $0.9 million, including approximately $0.5 million of waiver and forbearance fees charged by the senior lenders under the Bank Credit Facility and increased borrowings and the effect of higher interest rates related to the Bank Credit Facility, including default interest of $0.1 million and (d) a decrease in income tax benefit of $0.7 million.

Net Sales for the six months ended July 26, 2003 (“first half 2004”) were $51.2 million compared to $51.4 million for the comparable six month period ended July 27, 2002 (“first half 2003”), a decrease of $0.2 million, or 0.4%. The decrease in net sales was primarily attributable to continued softness in the general economic environment, including increased unemployment in the manufacturing sector. The decrease in net sales is specifically related to (a) a decrease of $0.4 million, or 5.8%, in the Company’s industrial direct mail order business line (b) a decrease in the Company’s consumer direct mail order business line of $0.2 million, or 8.0%, and (c) a decrease in the Company’s domestic retail business line (retail stores and shoemobiles) of $0.2 million, or 0.4%. The decrease in net sales was partially offset by an increase of $0.6 million, or 20.7%, in the Company’s international retail business line, primarily Canada, from customers who purchase from the Company’s retail stores and shoemobiles, reflecting an improvement in the Canadian market for the Company’s products and an improvement in exchange rates.

Net loss for the Company for first half 2004 was a loss of $7.9 million compared to a net loss of $79.7 million for first half 2003. Net loss for first half 2004 was primarily related to (a) the decrease in net sales as previously discussed, the related decrease in gross profit of $0.4 million,

(b) the increase in selling, general and administrative expenses of $2.0 million. The increase in selling, general and administrative expenses was primarily related to the effect of increases in professional fees relating to legal, accounting and consulting services, including $0.6 million related to the Company’s debt restructuring plan, and employee related cost increases, including salaries and wages, increases in insurance costs related to more expensive insurance markets, increases in operating costs related to shoemobiles, including fuel increases, (c) an increase in interest expense of $1.1 million, including approximately $0.5 million of waiver and forbearance fees charged by the senior lenders under the Bank Credit Facility and increased borrowings and the effect of higher interest rates related to the Bank Credit Facility, including default interest of $0.1 million and (d) a decrease in income tax benefit of $2.0 million, including the establishment of a valuation allowance of $1.6 million relating to the Company’s net deferred tax asset. In addition, net loss for first half 2003 includes the loss related to the cumulative effect of a change in accounting principle of $77.5 million, net of tax of $1.7 million, due to the impairment of goodwill, in connection with the adoption of Statement on Financial Account Standards No. 142 “Goodwill and Other Intangible Assets”.

Certain matters within this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are intended to come within the safe harbor protection provided by those statutes and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Iron Age Corporation or Iron Age Holdings Corporation to be different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained and investors are cautioned not to place undue reliance on any forward looking statements. These risks are detailed from time to time in Iron Age Corporation’s and Iron Age Holdings Corporation’s filings with the Securities and Exchange Commission.